EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of the Registrant’s subsidiaries at December 31, 2005, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Name	Jurisdiction of Formation
Basic Chemicals Company, LLC	Delaware
Centurion Pipeline GP, Inc.	Delaware
Centurion Pipeline LP, Inc.	Delaware
Centurion Pipeline L.P.	Delaware
D. S. Ventures, Inc.	Texas
Glenn Springs Holdings, Inc.	Delaware
INDSPEC Chemical Corporation	Delaware
INDSPEC Holding Corporation	Delaware
INDSPEC Technologies, Ltd.	Pennsylvania
Laguna Petroleum Corporation	Texas
La Porte Chemicals Corp.	Delaware
NGL Ventures LLC	Delaware
Occidental Andina, LLC	Delaware
Occidental Chemical Chile Limitada	Chile
Occidental Chemical Corporation	New York
Occidental Chemical Holding Corporation	California
Occidental Chemical Nevis, Inc.	Nevis
Occidental Chile Investments, LLC	Delaware
Occidental Crude Sales, Inc. (International)	Delaware
Occidental de Colombia, Inc.	Delaware
Occidental del Ecuador, Inc.	Nevis
Occidental Dolphin Holdings Ltd.	Bermuda
Occidental Energy Marketing, Inc.	Delaware
Occidental Exploration and Production Company	California
Occidental Gas de Mexico LLC	Delaware
Occidental International Exploration and Production Company	California
Occidental International Holdings Ltd.	Bermuda
Occidental International (Libya), Inc.	Delaware
Occidental International Oil and Gas Ltd.	Bermuda
Occidental Mexico Holdings, Inc.	Nevis
Occidental Mukhaizna, LLC	Delaware
Occidental of Elk Hills, Inc.	Delaware
Occidental of Oman, Inc.	Nevis
Occidental Oil and Gas Holding Corporation	California
Occidental Oil and Gas Pakistan LLC	Nevis
Occidental OOOI Holder, Inc.	Delaware
Occidental Overseas Operations, Inc.	Delaware
Occidental Peninsula, Inc.	Delaware
Occidental Peninsula II, Inc.	Nevis
Occidental Permian Ltd.	Texas
Occidental Permian Manager LLC	Delaware
Occidental Petroleum (Pakistan), Inc.	Delaware

EXHIBIT 21 (cont’d.)

Name	Jurisdiction of Formation
Occidental Petroleum Investment Co.	California
Occidental Petroleum of Qatar Ltd.	Bermuda
Occidental Power Services, Inc.	Delaware
Occidental PVC LP, Inc.	Delaware
Occidental Quimica do Brasil Ltda.	Brazil
Occidental Transportation Holding Corporation	Delaware
Occidental VCM LLC	Delaware
Occidental VCM LP, Inc.	Delaware
Occidental Yemen Ltd.	Bermuda
OOG Partner Inc.	Delaware
OOOI Chemical International, LLC	Delaware
OOOI Chemical Management, Inc.	Delaware
OOOI Chile Holder, Inc.	Nevis
OOOI Oil and Gas Management, Inc.	Delaware
OOOI Oil and Gas Sub, LLC	Delaware
OXYMAR	Texas
Oxy CH Corporation	California
Oxy Chemical Corporation	California
OXY Dolphin E&P, LLC	Nevis
OXY Dolphin Pipeline, LLC	Nevis
Oxy Energy Canada, Inc.	Delaware
Oxy Energy Services, Inc.	Delaware
OXY Long Beach, Inc.	Delaware
OXY Oil Partners, Inc.	Delaware
OXY PBLP Holder, Inc.	Delaware
OXY PBLP Manager, LLC	Delaware
Oxy Pipeline I Company	Delaware
OXY USA Inc.	Delaware
OXY USA WTP LP	Delaware
OXY VCM, LP	Delaware
Oxy Vinyls Canada Inc.	Canada
Oxy Vinyls, LP	Delaware
OXY VPP Investments, Inc.	Delaware
Oxy Westwood Corporation	California
Permian Basin Limited Partnership	Delaware
Permian VPP Holder, LP	Delaware
Permian VPP Manager, LLC	Delaware
Repsol Occidental Corporation	Delaware